UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities exchange act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

FLUSHING FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-24272	11-3209278
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    1979 MARCUS AVENUE, SUITE E140

LAKE SUCCESS, NEW YORK	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 961-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Contract.

On December 19, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), Flushing Financial Corporation (the “Company”) entered into a Letter Agreement (including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury pursuant to which the Company issued and sold to the Treasury (i) 70,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series B having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), and (ii) a ten-year warrant (the “Warrant”) to purchase up to 751,611 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an initial price of $13.97 per share, for an aggregate purchase price of $70,000,000 in cash.

The Series B Preferred Stock qualifies as Tier I capital under the risk-based capital guidelines of The Office of Thrift Supervision (“Tier 1 Capital”) and will pay cumulative dividends at a rate of 5% per annum for the first five years following issuance, and 9% per annum thereafter. Dividends are payable on the Series B Preferred Stock quarterly and are payable on February 15, May 15, August 15 and November 15 of each year. If the Company fails to pay a total of six dividend payments on the Series B Preferred Stock, whether or not consecutive, holders of the Series B Preferred Stock will have the right to elect two directors to the Company’s board of directors until the Company has paid all such dividends that it had failed to pay.

The Series B Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation and winding up of the Company.

The Series B Preferred Stock may be redeemed by the Company in whole or in part at any time following February 15, 2012. Prior to that date, The Series B Preferred Stock may redeemed in whole or in part only with the proceeds of a Qualified Equity Offering (as defined below) that results in proceeds to the Company of not less than $17,500,000. A “Qualified Equity Offering” is the sale by the Company for cash, following the date of issuance of the Series B Preferred Stock, of Common Stock or perpetual preferred stock that qualifies as Tier 1 Capital. Any redemption of the Series B Preferred Stock, whether before or after February 15, 2012, is subject to the consent of The Office of Thrift Supervision.

The Warrant expires ten years from the issuance date and is immediately exercisable and transferable. If, on or prior to December 31, 2009, the Company receives from one or more Qualified Equity Offerings gross proceeds of at least $70,000,000, one-half of the Warrants will be retired unexercised. The Treasury has agreed not to transfer one-half of the Warrant prior to the earlier of the date of closing of such Qualified Equity Offering and December 31, 2009. The Treasury has also agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Purchase Agreement contains limitations on the payment of dividends on and the repurchase of the Common Stock and certain preferred stock.

The Purchase Agreement also requires that, until such time as the Treasury ceases to own any securities acquired from the Company thereunder, the Company will take all necessary action to ensure that benefit plans with respect to senior executive officers comply with Section

111(b) of EESA as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series B Preferred Stock and the Warrant and not adopt any benefit plans with respect to, or which cover, senior executive officers that do not comply with EESA. The Company’s senior executive officers have consented to the foregoing.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the resale of the Series B Preferred Stock and the Warrant, and the issuance of Common Stock upon exercise of the Warrant, as soon as practicable.

The description of the Purchase Agreement and the Warrant is a summary and does not purport to be a complete description of all of the terms of the Purchase Agreement and the Warrant, and is qualified in its entirety by reference to the Purchase Agreement and the Warrant, filed herewith as Exhibit 10.1 and Exhibit 4.2, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information ser forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information ser forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation ser forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On December 22, 2008, the Company issued a press release announcing the consummation of the transactions described above in “Item 1.01 Entry into a Material Definitive Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations relating to the Fixed Rate Cumulative Perpetual Preferred Stock Series B
4.1	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock Series B.
4.2	Warrant for Purchase of Shares of Common Stock.
10.1

Letter Agreement dated December 19, 2008 between Flushing Financial Corporation and the United States Department of the Treasury, including the Securities Purchase Agreement – Standard Terms, with respect to the issuance and sale of the Fixed Rate Cumulative Perpetual Preferred Stock Series B and the Warrant.

10.2	Form of Waiver, executed by each of John R. Buran, Maria A. Grasso, David W. Fry, Francis W. Korzekwinski and Theresa Kelly
99.1	Press Release dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008

FLUSHING FINANCIAL CORPORATION

By: /s/ David W. Fry__
Name: David W. Fry

Title: Executive Vice President, Treasurer and Chief Financial Officer

                                                             INDEX TO EXHIBITS

Exhibit	Description
3.1	Certificate of Designations relating to the Fixed Rate Cumulative Perpetual Preferred Stock Series B
4.1	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock Series B.
4.2	Warrant for Purchase of Shares of Common Stock.
10.1

Letter Agreement dated December 19, 2008 between Flushing Financial Corporation and the United States Department of the Treasury, including the Securities Purchase Agreement – Standard Terms, with respect to the issuance and sale of the Fixed Rate Cumulative Perpetual Preferred Stock Series B and the Warrant.

10.2	Form of Waiver, executed by each of John R. Buran, Maria A. Grasso, David W. Fry, Francis W. Korzekwinski and Theresa Kelly
99.1	Press Release dated December 22, 2008.